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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 30, 2025

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition

On May 5, 2025, Primoris Services Corporation, a Delaware corporation (“Primoris”, the “Company”) issued a press release announcing its financial performance for the quarter ended March 31, 2025.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, the Board appointed Terry D. McCallister as Lead Independent Director.

On April 30, 2025, the Board appointed Michael E. Ching to the Nominating and Corporate Governance Committee.

On April 30, 2025, the Board appointed Jose R. Rodriguez as chair of the Compensation Committee.

On April 30, 2025, the Board appointed Patricia K. Wagner to the Nominating and Corporate Governance Committee.

On April 30, 2025, the Board appointed Harpreet Saluja to the Audit Committee and Strategy and Risk Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting was held on April 30, 2025. The total number of shares of the Company’s Common Stock issued, outstanding and entitled to vote at the meeting was 53,915,202 shares. Represented at the meeting either in person or by proxy were 48,116,380 shares, or 89.2% of shares entitled to vote. The results of the votes for the proposals were as follows:

Proposal 1

To elect Directors to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2026 or until a successor is elected and qualified.

●	Michael E. Ching
o	Votes “For” – 43,380,595; votes “Withheld” – 234,337; Broker “Non-Votes” – 4,501,448
●	David L. King
o	Votes “For” – 41,992,459; votes “Withheld” – 1,622,473; Broker “Non-Votes” – 4,501,448
●	Carla S. Mashinski
o	Votes “For” – 43,240,679; votes “Withheld” – 374,253; Broker “Non-Votes” – 4,501,448
●	Terry D. McCallister
o	Votes “For” – 39,696,861; votes “Withheld” – 3,918,071; Broker “Non-Votes” – 4,501,448
●	Jose R. Rodriguez
o	Votes “For” – 42,469,353; votes “Withheld” – 1,145,579; Broker “Non-Votes” – 4,501,448
●	Harpreet Saluja
o	Votes “For” – 43,492,005; votes “Withheld” – 122,927; Broker “Non-Votes” – 4,501,448
●	John P. Schauerman
o	Votes “For” – 43,319,792; votes “Withheld” – 295,140; Broker “Non-Votes” – 4,501,448
●	Patricia K. Wagner
o	Votes “For” – 43,247,581; votes “Withheld” – 367,351; Broker “Non-Votes” – 4,501,448

Proposal 2

Advisory vote on the Company’s Named Executive Officer Compensation.

●	Votes “For” – 42,477,885
●	Votes “Against” – 1,040,810
●	Votes “Abstain” – 96,237
●	Broker “Non-Votes” – 4,501,448

Proposal 3

Ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

●	Votes “For” – 47,739,299
●	Votes “Against” – 313,887
●	Votes “Abstain” – 63,194

Item 8.01Other Events

Declaration of Cash Dividend to Stockholders

On April 30, 2025, the Company’s Board of Directors declared a cash dividend of $0.08 per share of common stock for stockholders of record as of June 30, 2025, payable on or about July 15, 2025.

Share Purchase Program

On April 30, 2025, the Company’s Board of Directors authorized a share purchase program under which Primoris may, from time to time and depending on market conditions, share price and other factors, acquire shares of its common stock on the open market or in privately negotiated transactions up to an aggregate purchase price of $150.0 million. The share purchase program expires on April 30, 2028.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated May 5, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: May 5, 2025	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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